UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2005

ACCO World Corporation

(to be renamed ACCO Brands Corporation)

(Exact Name of Registrant as Specified in Charter)

Delaware	333-124946	36-2704017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Tower Parkway

Lincolnshire, IL 60069

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.04 Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

Fortune Brands, Inc. (“Fortune Brands”) will distribute in the form of a dividend to its stockholders all of the issued and outstanding shares of common stock of its subsidiary, ACCO World Corporation, owned by Fortune Brands (the “Spin-off”). After the Spin-off, the Company will change its name to ACCO Brands Corporation (“ACCO Brands”). On July 29, 2005, ACCO World sent a notice to the proposed directors and executive officers of ACCO Brands informing them that in connection with the Spin-off, there would be blackout periods under the ACCO Brands Corporation 401(k) Plan and the ACCO Brands Corporation 401(k) Plan for Hourly Employees (together, the “Plans”).

The blackout periods are necessary in order to ensure accurate accounting and administration of the Plans as a result of the Spin-off. During the blackout periods, the directors and executive officers of ACCO Brands will be prohibited from directly or indirectly purchasing, selling or otherwise transferring equity securities of ACCO Brands.

A copy of the notice sent to ACCO Brands’s proposed directors and executive officers is filed as an Exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Notice to Proposed Directors and Executive Officers of ACCO Brands concerning the blackout periods under the ACCO Brands Corporation 401(k) Plan and the ACCO Brands Corporation 401(k) Plan for Hourly Employees

(Page 2 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO WORLD CORPORATION (Registrant)

By	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Secretary

Date: July 29, 2005

(Page 3 of 4 Pages)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice to Proposed Directors and Executive Officers of ACCO Brands concerning the blackout periods under the ACCO Brands Corporation 401(k) Plan and the ACCO Brands Corporation 401(k) Plan for Hourly Employees

(Page 4 of 4 Pages)